Press Release
Media contact:	Investor Contact:
Michael Jacobsen, APR	Maynard Um
+1 330 490-4498	investorrelations@dieboldnixdorf.com
michael.jacobsen@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
Oct. 28, 2026

Diebold Nixdorf Reports Third Quarter Revenue and Adjusted EBITDA Growth
•Revenue increased 5% year-over-year, led by continued double-digit growth in Retail
•Gross profit (GAAP) increased to $247.2 million from $245.1 million, while non-GAAP gross profit increased to $250.4 million from $247.9 million
•Strategic wins across Banking and Retail reinforce long-term growth opportunities
•Board authorizes new $250 million share repurchase program
•Company updates full-year 2026 financial outlook

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE: DBD), a world leader in transforming the way people bank and shop, today reported its 2026 third quarter financial results.

Third Quarter Financial Highlights
•Q3 '26 financial performance demonstrates solid business activity
◦Revenue (GAAP) of $994.3 million; revenue (non-GAAP) of $990.9 million
◦Net cash provided by (used in) operating activities (GAAP) of $(47.4) million; free cash flow (use) (non-GAAP) of $(45.9) million, excluding discrete tax payments, driven by timing of a value-added tax (VAT) refund and working capital requirements
◦Net income (GAAP) of $7.1 million; adjusted EBITDA (non-GAAP) of $127.8 million
◦EPS of $0.19 (GAAP), compared with $1.11 in the prior year; or $1.34 per share on an adjusted basis (non-GAAP), compared with $1.39 in the prior year
•
Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “We delivered a solid third quarter, growing both revenue and adjusted EBITDA, supported by continued strength in Retail, improvement in Banking and disciplined operating expense management. Our strategic priorities are translating into tangible progress, including new customer wins, expanding opportunities in North America Retail and continued improvements in our Services business.

“While our underlying business performance remains encouraging, we are updating our full-year outlook to reflect a change in revenue mix and cost pressures in raw materials. We remain focused on improving profitability and cash conversion while continuing to invest in the opportunities that position Diebold Nixdorf for sustainable growth and long-term shareholder value creation.”

Key Third Quarter Business Highlights
Banking: Broader automation opportunities
•Signed contract for more than 500 DN Series® cash recyclers with one of the largest banks in North America, and achieved a large Branch Automation Solutions win in Latin America for 360 in-branch DN Series cash recyclers — providing tangible evidence of our branch automation strategy
•Won a competitive deal for 1,450 ATMs and expanded the install base for a major customer in Asia

Retail: Expansion in North America and European leadership position deliver 16% revenue growth YoY
•New customer win with a North America regional grocer for ~1,200 point-of-sale lanes across 200 stores
•Continued strong momentum in Europe, with a win to refresh 6,000 self-checkout units for a large grocery chain and a new services agreement valued at more than $25 million to support electronic shelf label technology for a U.K.-based multinational grocery and general merchandise retailer

Full-Year 2026 Financial Outlook
Diebold Nixdorf has updated its full-year 2026 financial outlook. The company is narrowing its revenue outlook while adjusted EBITDA expectations now reflect product mix and cost pressures in raw materials, partially offset by ongoing productivity improvements and operating expense discipline.

The revised free cash flow outlook reflects the combined impact of lower expected earnings and working capital requirements. Management remains focused on cash conversion, inventory efficiency and disciplined execution as the company closes the year.

	Prior Guidance	Current Guidance
Total Revenue	$3.86B - $3.94B1	$3.86B - $3.90B2
Adjusted EBITDA[3,4]	$510M - $535M	$490M - $510M
Free Cash Flow[3,4,5]	$255M - $270M	$190M - $210M
Adjusted Earnings Per Share[3,4]	$5.25 - $5.75	$4.50 - $4.85

1 - GAAP Revenue — includes non-core Turkey entity revenue.

2 - Non-GAAP Revenue – excludes non-core Turkey entity revenue of approximately $10 million year-to-date in 2026.

3 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

4 - With respect to the company’s adjusted EBITDA, free cash flow and adjusted earnings per share outlook for 2026, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

5 - During Q2 2026, the Company timely filed its German corporate income tax return for the 2024 tax year. Due to increased profitability in our German legal entities, the Company’s remaining net operating loss carryforward was utilized on the 2024 return, and the Company paid its resulting 2024 discrete German tax liability during Q3 2026. As a result, the Company is now expected to be a cash taxpayer in Germany going forward, and is required to remit additional discrete German estimated tax payments during Q4 2026 for the 2024 and 2025 tax years. Consequently, the Company is paying German cash tax attributable to three separate tax years (2024, 2025, and 2026) during 2026. Cash taxes paid during 2026 attributable to 2024 and 2025, estimated to total approximately $50 million, are and will be excluded from Free Cash Flow to better reflect underlying operating cash generation.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today, Oct. 28, at 8:30 a.m. ET. The call and webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website after the call.

NOTE TO READERS — Please see "Diebold Nixdorf Board Authorizes New $250 Million Share Repurchase Program," also released today, for more information.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a leading global technology and services partner to many of the world’s top financial institutions and retailers, our integrated solutions connect digital and physical channels for consumers conveniently, securely and efficiently. The company has a presence in more than 100 countries with approximately 20,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: https://x.com/DieboldNixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use), net debt, EBITDA, and adjusted EBITDA. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business operations that, after the purchase of property and equipment, capitalized software development and other discrete items as determined by management, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, paying dividends, and repurchasing our common shares. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements

This press release may contain statements that are not historical information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect our results include, among others:
•the success of new products and services, including Branch Automation Solutions for banking, cash recycling technology and Vynamic Smart Vision technology;
•ability to successfully execute on our digitally enabled hardware, services and software strategy;
•ability to generate sufficient cash flows to service our indebtedness, fund our operations, make adequate capital investments and return capital to stockholders, including through discretionary share repurchases;
•the ultimate benefits of continuous improvement programs and other cost savings plans;
•the impact of competitive pressures, including pricing and the introduction of new products and services by our competitors, as well as from less traditional competitors;
•risks related to our international operations, including geopolitical instability and wars;
•developments from recent and potential changes to trade policies by the U.S. or other countries, including tariffs;

•the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of general economic conditions, cyclicality and uncertainty;
•the impact of increased energy, raw material and labor costs;
•the impact of a cybersecurity incident or operational failure on our business;
•risks related to increasingly stringent laws, regulations and contractual obligations relating to privacy, data protection and information security;
•challenges associated with the use of artificial intelligence in our business and in solutions offered to our customers;
•reliance on suppliers, subcontractors and availability of raw materials and other components;
•reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•ability to attract, retain and motivate key employees;
•the impact of additional tax expense or exposures;
•the potential for additional pension liability or expense associated with low investment performance by our pension plan assets;
•success in executing potential acquisitions, investments or partnerships and divestitures, including our ability to finalize the terms of, and enter into a definitive agreement for, a strategic collaboration with Euronet Worldwide, Inc.;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of our operations;
•ability to maintain effective internal controls;
•the impact of regulatory and financial risks related to climate change;
•the impact of work stoppages or similar difficulties;
•the impact of an adverse determination that our services, products or manufacturing processes infringe the intellectual property rights of others, or our failure to enforce our intellectual property rights;
•exposure to liabilities under the Foreign Corrupt Practices Act or other worldwide anti-bribery laws;
•the effect of changes in law and regulations or the manner of enforcement in the United States and internationally and our ability to comply with applicable laws and regulations;
•the amount and timing of any repurchases of our common shares; and
•other factors included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2025.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results (Unaudited)

	Three months ended			Nine months ended
($ in millions)	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Net cash provided (used) by operating activities	$(47.4)	$37.4	(226.7)	$(29.3)	$83.2	(135.2)
Capital expenditures	(5.6)	(6.7)	16.4	(19.0)	(22.6)	15.9
Capitalized software development	(7.3)	(6.2)	(17.7)	(20.2)	(17.3)	(16.8)
Free cash flow (use) (Non-GAAP measure)	(60.3)	24.5	(346.1)	(68.5)	43.3	(258.2)
Discrete tax payments[1]	14.4	—	N/M	32.3	—	N/M
Free cash flow (use), excluding discrete tax payments (Non-GAAP measure)	$(45.9)	$24.5	(287.3)	$(36.2)	$43.3	(183.6)
1 - During Q2 2026, the Company timely filed its German corporate income tax return for the 2024 tax year. Due to increased profitability in our German legal entities, the Company’s remaining net operating loss carryforward was utilized on the 2024 return, and the Company paid its resulting 2024 discrete German tax liability during Q3 2026. As a result, the Company is now expected to be a cash taxpayer in Germany going forward, and is required to remit additional discrete German estimated tax payments during Q4 2026 for the 2024 and 2025 tax years. Consequently, the Company is paying German cash tax attributable to three separate tax years (2024, 2025, and 2026) during 2026. Cash taxes paid during 2026 attributable to 2024 and 2025, estimated to total approximately $50 million, are and will be excluded from Free Cash Flow to better reflect underlying operating cash generation.

Net income Summary - Unaudited
	Three months ended
	September 30, 2026		September 30, 2025		% Change
($ in millions)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP		Non-GAAP
Services	$565.0	$562.6	$544.2	$544.2	3.8		3.4
Products	429.3	428.3	401.0	401.0	7.1		6.8
Total net sales	$994.3	$990.9	$945.2	$945.2	5.2		4.8

Services	$151.9	$155.7	$135.8	$138.1	11.9		12.7
Products	95.3	94.7	109.3	109.8	(12.8)		(13.8)
Total gross profit	$247.2	$250.4	$245.1	$247.9	0.9		1.0

Services	26.9%	27.7%	25.0%	25.4%	190	bps	230	bps
Products	22.2%	22.1%	27.3%	27.4%	(510)	bps	(530)	bps
Total gross margin	24.9%	25.3%	25.9%	26.2%	(100)	bps	(90)	bps

Selling and administrative expense	$172.2	$138.1	$150.9	$140.7	14.1		(1.8)
Research, development and engineering expense	19.8	19.7	20.3	20.4	(2.5)		(3.4)
Other operating expenses (income)	16.4	—	0.1	0.1	N/M		(100.0)
Operating expenses, net	$208.4	$157.8	$171.3	$161.2	21.7		(2.1)

Operating profit	$38.8	$92.6	$73.8	$86.7	(47.4)		6.8
Operating margin	3.9%	9.3%	7.8%	9.2%	(390)	bps	10	bps

Net income attributable to Diebold Nixdorf	$6.6	$46.2	$41.1	$50.9	(83.9)		(9.2)
Net income margin	0.7%	4.7%	4.3%	5.4%	(360)	bps	(70)	bps

Adjusted EBITDA		$127.8		$121.9			4.8
Adjusted EBITDA margin		12.9%		12.9%

Net income Summary - Unaudited
	Nine months ended
	September 30, 2026		September 30, 2025		% Change
($ in millions)	GAAP	Non-GAAP[2]	GAAP	Non-GAAP[2]	GAAP		Non-GAAP
Services	$1,654.2	$1,645.1	$1,595.3	$1,595.3	3.7		3.1
Products	1,162.6	1,161.6	1,106.2	1,106.2	5.1		5.0
Total net sales	$2,816.8	$2,806.7	$2,701.5	$2,701.5	4.3		3.9

Services	$402.9	$424.6	$383.5	$404.1	5.1		5.1
Products	296.9	296.6	297.9	299.6	(0.3)		(1.0)
Total gross profit	$699.8	$721.2	$681.4	$703.7	2.7		2.5

Services	24.4%	25.8%	24.0%	25.3%	40	bps	50	bps
Products	25.5%	25.5%	26.9%	27.1%	(140)	bps	(160)	bps
Total gross margin	24.8%	25.7%	25.2%	26.0%	(40)	bps	(30)	bps

Selling and administrative expense	$491.7	$423.0	$456.9	$433.1	7.6		(2.3)
Research, development and engineering expense	62.4	62.3	65.3	62.8	(4.4)		(0.8)
Other operating expenses (income)	16.9	0.2	(0.4)	0.1	N/M		100.0
Operating expenses, net	$571.0	$485.5	$521.8	$496.0	9.4		(2.1)

Operating profit	$128.8	$235.7	$159.6	$207.7	(19.3)		13.5
Operating margin	4.6%	8.4%	5.9%	7.7%	(130)	bps	70	bps

Net income attributable to Diebold Nixdorf	$27.1	$103.9	$45.0	$75.9	(39.8)		36.9
Net income margin	1.0%	3.7%	1.7%	2.8%	(70)	bps	90	bps

Adjusted EBITDA		$347.5		$320.4			8.5
Adjusted EBITDA margin		12.4%		11.9%
[2] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited
	Three months ended
	September 30, 2026				September 30, 2025
($ in millions)	Banking		Retail		Banking		Retail
	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]
Services	$416.5	$414.1	$148.5	$148.5	$402.0	$402.0	$142.2	$142.2
Products	281.7	280.7	147.6	147.6	288.2	288.2	112.8	112.8
Total net sales	$698.2	$694.8	$296.1	$296.1	$690.2	$690.2	$255.0	$255.0

Services	$110.4	$115.5	$41.5	$40.2	$97.7	$98.1	$38.1	$40.0
Products	74.4	73.7	20.9	21.0	86.3	86.7	23.0	23.1
Total gross profit	$184.8	$189.2	$62.4	$61.2	$184.0	$184.8	$61.1	$63.1

Services	26.5%	27.9%	27.9%	27.1%	24.3%	24.4%	26.8%	28.1%
Products	26.4%	26.3%	14.2%	14.2%	29.9%	30.1%	20.4%	20.5%
Total gross margin	26.5%	27.2%	21.1%	20.7%	26.7%	26.8%	24.0%	24.7%

	Nine months ended
	September 30, 2026				September 30, 2025
($ in millions)	Banking		Retail		Banking		Retail
	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]
Services	$1,209.2	$1,200.1	$445.0	$445.0	$1,191.7	$1,191.7	$403.6	$403.6
Products	751.4	750.4	411.2	411.2	807.3	807.3	298.9	298.9
Total net sales	$1,960.6	$1,950.5	$856.2	$856.2	$1,999.0	$1,999.0	$702.5	$702.5

Services	$283.8	$301.7	$119.1	$122.9	$286.5	$295.0	$97.0	$109.1
Products	234.0	233.8	62.9	62.8	236.7	238.1	61.2	61.5
Total gross profit	$517.8	$535.5	$182.0	$185.7	$523.2	$533.1	$158.2	$170.6

Services	23.5%	25.1%	26.8%	27.6%	24.0%	24.8%	24.0%	27.0%
Products	31.1%	31.2%	15.3%	15.3%	29.3%	29.5%	20.5%	20.6%
Total gross margin	26.4%	27.5%	21.3%	21.7%	26.2%	26.7%	22.5%	24.3%

3 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION - UNAUDITED
(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$184.9	$387.3
Short-term investments	—	29.1
Trade receivables, net of allowances	577.4	609.4
Inventories	561.7	521.0
Other current assets	331.2	240.0
Total current assets	1,655.2	1,786.8
Property, plant and equipment, net	314.0	286.0
Deferred income taxes	114.5	105.0
Goodwill	626.2	642.4
Customer relationships and other intangible assets, net	725.8	792.4
Other assets	227.7	241.8
Total assets	$3,663.4	$3,854.4

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$493.0	$431.1
Deferred revenue	254.1	325.8
Other current liabilities	556.1	614.6
Total current liabilities	1,303.2	1,371.5

Long-term debt	949.3	938.5
Other liabilities	466.8	439.6

Total Diebold Nixdorf shareholders' equity	936.2	1,099.9
Noncontrolling interests	7.9	4.9
Total equity	944.1	1,104.8
Total liabilities and equity	$3,663.4	$3,854.4

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF EARNINGS (LOSS) - UNAUDITED
(in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales
Services	$565.0	$544.2	$1,654.2	$1,595.3
Products	429.3	401.0	1,162.6	1,106.2
Total	994.3	945.2	2,816.8	2,701.5
Cost of sales
Services	413.1	408.4	1,251.3	1,211.8
Products	334.0	291.7	865.7	808.3
Total	747.1	700.1	2,117.0	2,020.1
Gross profit	247.2	245.1	699.8	681.4
Gross margin	24.9%	25.9%	24.8%	25.2%
Operating expenses
Selling and administrative expense	172.2	150.9	491.7	456.9
Research, development and engineering expense	19.8	20.3	62.4	65.3
Other operating expense (income)	16.4	0.1	16.9	(0.4)
Total	208.4	171.3	571.0	521.8
Percent of net sales	21.0%	18.1%	20.3%	19.3%
Operating profit	38.8	73.8	128.8	159.6
Operating margin	3.9%	7.8%	4.6%	5.9%
Other income (expense)
Interest income	5.6	2.1	10.6	6.1
Interest expense	(26.7)	(21.8)	(74.1)	(65.1)
Foreign exchange, net	0.5	(0.8)	(4.2)	(41.5)
Miscellaneous, net	(2.9)	(0.9)	3.0	3.2
Total other income (expense)	(23.5)	(21.4)	(64.7)	(97.3)
Income before taxes	15.3	52.4	64.1	62.3
Income tax expense	5.6	9.6	30.5	12.2
Equity in loss of unconsolidated subsidiaries, net	(2.6)	(1.1)	(4.7)	(3.1)
Net income	7.1	41.7	28.9	47.0
Net income attributable to noncontrolling interests	0.5	0.6	1.8	2.0
Net income attributable to Diebold Nixdorf	$6.6	$41.1	$27.1	$45.0

Basic weighted-average shares outstanding	33.7	36.5	34.4	37.1
Diluted weighted-average shares outstanding	34.6	37.0	35.3	37.5

Net income attributable to Diebold Nixdorf
Basic earnings per share	$0.20	$1.13	$0.79	$1.21
Diluted earnings per share	$0.19	$1.11	$0.77	$1.20

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (in millions)

	Nine months ended
	September 30, 2026	September 30, 2025
Cash flow from operating activities
Net income	$28.9	$47.0
Adjustments to reconcile net income to cash flow provided (used) by operating activities:
Depreciation and amortization	93.7	96.8
Amortization of deferred financing costs into interest expense	5.1	4.7
Share-based compensation	11.7	9.3
Deferred income taxes	(10.1)	(31.5)
(Gain) loss on foreign currency translation	(1.8)	42.3
Impairment	21.7	1.5
Other	(3.9)	(1.1)
Changes in certain assets and liabilities:
Trade receivables	20.4	54.0
Inventories	(51.1)	(13.2)
Accounts payable	73.2	(37.0)
Deferred revenue	(50.1)	(45.7)
Sales tax and net value added tax	(34.8)	(11.6)
Accrued salaries, wages and commissions	(33.2)	(17.3)
Income taxes	(68.0)	3.3
Certain other assets and liabilities	(31.0)	(18.3)
Net cash provided (used) by operating activities	(29.3)	83.2
Cash flow from investing activities
Capital expenditures	(19.0)	(22.6)
Capitalized software development	(20.2)	(17.3)
Net short-term investment activity	28.4	—
Payments for acquisitions, net of cash received	—	(18.4)
Other investments	2.3	(0.7)
Net cash used by investing activities	(8.5)	(59.0)
Cash flow from financing activities
Borrowings - Revolving Credit Facility	37.0	—
Repayments - Revolving Credit Facility	(37.0)	—
Dividends paid to noncontrolling interest shareholder	—	(4.9)
Treasury share activity	(154.9)	(79.6)
Other	(5.8)	(3.7)
Net cash used by financing activities	(160.7)	(88.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.9)	15.3
Change in cash, cash equivalents and restricted cash	(202.4)	(48.7)
Cash, cash equivalents and restricted cash at the beginning of the period	387.3	311.3
Cash, cash equivalents and restricted cash at the end of the period	$184.9	$262.6

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended September 30, 2026 compared to three months ended September 30, 2025.

	Three months ended September 30, 2026
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Impairment of unconsolidated subsidiary	Other	Non-GAAP Adjusted results
Services net sales	$565.0	$—	$(2.4)	$—	$—	$—	$562.6
Product net sales	429.3	—	(1.0)	—	—	—	428.3
Net Sales	994.3	—	(3.4)	—	—	—	990.9
Services cost of sales	413.1	(3.4)	(2.8)	—	—	—	406.9
Product cost of sales	334.0	(0.1)	(0.3)	—	—	—	333.6
Cost of Sales	747.1	(3.5)	(3.1)	—	—	—	740.5

Gross Profit	247.2	3.5	(0.3)	—	—	—	250.4
% of Sales	24.9%						25.3%

Selling and administrative expense	172.2	(30.7)	(2.2)	—	—	(1.2)	138.1
Research, development and engineering expense	19.8	(0.1)	—	—	—	—	19.7
Other operating expense (income)	16.4	(0.2)	—	0.1	(16.9)	0.6	—
Operating profit	$38.8	$34.5	$1.9	$(0.1)	$16.9	$0.6	$92.6
% of Sales	3.9%						9.3%

	Three months ended September 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Impairment of unconsolidated subsidiary	Other	Non-GAAP Adjusted results
Services net sales	$544.2	$—	$—	$—	$—	$—	$544.2
Product net sales	401.0	—	—	—	—	—	401.0
Net Sales	945.2	—	—	—	—	—	945.2
Services cost of sales	408.4	(2.3)	—	—	—	—	406.1
Product cost of sales	291.7	(0.5)	—	—	—	—	291.2
Cost of Sales	700.1	(2.8)	—	—	—	—	697.3

Gross Profit	245.1	2.8	—	—	—	—	247.9
% of Sales	25.9%						26.2%

Selling and administrative expense	150.9	(9.9)	—	—	—	(0.3)	140.7
Research, development and engineering expense	20.3	0.1	—	—	—	—	20.4
Other operating expense (income)	$0.1	—	—	—	—	—	0.1
Operating profit	$73.8	$12.6	$—	$—	$—	$0.3	$86.7
% of Sales	7.8%						9.2%

	Three months ended
	September 30, 2026			September 30, 2025
	Services	Products	Total	Services	Products	Total
Gross Profit	$151.9	$95.3	$247.2	$135.8	$109.3	$245.1
Restructuring and other savings initiative expenses	3.4	0.1	3.5	2.3	0.5	2.8
Non-core Turkey operation	0.4	(0.7)	(0.3)	—	—	—
Non-GAAP Adjusted Gross Profit	$155.7	$94.7	$250.4	$138.1	$109.8	$247.9
Non-GAAP Adjusted Gross Margin	27.7%	22.1%	25.3%	25.4%	27.4%	26.2%

	Three months ended September 30, 2026				Three months ended September 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP
Banking
Services net sales	$416.5	—	(2.4)	$414.1	$402.0	—	—	$402.0
Product net sales	281.7	—	(1.0)	280.7	288.2	—	—	288.2
Total Banking net sales	$698.2	—	(3.4)	$694.8	$690.2	—	—	$690.2
Services cost of sales	$306.1	(4.7)	(2.8)	$298.6	$304.3	(0.4)	—	$303.9
Product cost of sales	207.3	—	(0.3)	207.0	201.9	(0.4)	—	201.5
Total Banking cost of sales	$513.4	(4.7)	(3.1)	$505.6	$506.2	(0.8)	—	$505.4
Services gross profit	$110.4	4.7	0.4	$115.5	$97.7	0.4	—	$98.1
Product gross profit	74.4	—	(0.7)	73.7	86.3	0.4	—	86.7
Total Banking gross profit	$184.8	4.7	(0.3)	$189.2	$184.0	0.8	—	$184.8
Services gross margin	26.5%			27.9%	24.3%			24.4%
Product gross margin	26.4%			26.3%	29.9%			30.1%
Total Banking gross margin	26.5%			27.2%	26.7%			26.8%

Retail
Services net sales	$148.5	—	—	$148.5	$142.2	—	—	$142.2
Product net sales	147.6	—	—	147.6	112.8	—	—	112.8
Total Retail net sales	$296.1	—	—	$296.1	$255.0	—	—	$255.0
Services cost of sales	$107.0	1.3	—	$108.3	$104.1	(1.9)	—	$102.2
Product cost of sales	126.7	(0.1)	—	126.6	89.8	(0.1)	—	89.7
Total Retail cost of sales	$233.7	1.2	—	$234.9	$193.9	(2.0)	—	$191.9
Services gross profit	$41.5	(1.3)	—	$40.2	$38.1	1.9	—	$40.0
Product gross profit	20.9	0.1	—	21.0	23.0	0.1	—	23.1
Total Retail gross profit	$62.4	(1.2)	—	$61.2	$61.1	2.0	—	$63.1
Services gross margin	27.9%			27.1%	26.8%			28.1%
Product gross margin	14.2%			14.2%	20.4%			20.5%
Total Retail gross margin	21.1%			20.7%	24.0%			24.7%

Nine months ended September 30, 2026 compared to nine months ended September 30, 2025.

	Nine months ended September 30, 2026
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Impairment of unconsolidated subsidiary	Other	Non-GAAP Adjusted results
Services net sales	$1,654.2	$—	$(9.1)	$—	$—	$—	$1,645.1
Product net sales	1,162.6	—	(1.0)	—	—	—	1,161.6
Net Sales	2,816.8	—	(10.1)	—	—	—	2,806.7
Services cost of sales	1,251.3	(20.7)	(10.1)	—	—	—	1,220.5
Product cost of sales	865.7	—	(0.7)	—	—	—	865.0
Cost of Sales	2,117.0	(20.7)	(10.8)	—	—	—	2,085.5

Gross Profit	699.8	20.7	0.7	—	—	—	721.2
% of Sales	24.8%						25.7%

Selling and administrative expense	491.7	(57.2)	(5.4)	—	—	(6.1)	423.0
Research, development and engineering expense	62.4	(0.1)	—	—	—	—	62.3
Other operating expense (income)	16.9	(0.2)	—	(4.7)	(16.9)	5.1	0.2
Operating profit	$128.8	$78.2	$6.1	$4.7	$16.9	$1.0	$235.7
% of Sales	4.6%						8.4%

	Nine months ended September 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Impairment of unconsolidated subsidiary	Other	Non-GAAP Adjusted results
Services net sales	$1,595.3	$—	$—	$—	$—	$—	$1,595.3
Product net sales	1,106.2	—	—	—	—	—	1,106.2
Net Sales	2,701.5	—	—	—	—	—	2,701.5
Services cost of sales	1,211.8	(20.6)	—	—	—	—	1,191.2
Product cost of sales	808.3	(1.7)	—	—	—	—	806.6
Cost of Sales	2,020.1	(22.3)	—	—	—	—	1,997.8

Gross Profit	681.4	22.3	—	—	—	—	703.7
% of Sales	25.2%						26.0%

Selling and administrative expense	456.9	(23.0)	—	—	—	(0.8)	433.1
Research, development and engineering expense	65.3	(2.5)	—	—	—	—	62.8
Other operating expense (income)	(0.4)	(1.1)	—	—	—	1.6	0.1
Operating profit	$159.6	$48.9	$—	$—	$—	$(0.8)	$207.7
% of Sales	5.9%						7.7%

	Nine months ended
	September 30, 2026			September 30, 2025
	Services	Products	Total	Services	Products	Total
Gross Profit	$402.9	$296.9	$699.8	$383.5	$297.9	$681.4
Restructuring and other savings initiative expenses	20.7	—	20.7	20.6	1.7	22.3
Other	1.0	(0.3)	0.7	—	—	—
Non-GAAP Adjusted Gross Profit	$424.6	$296.6	$721.2	$404.1	$299.6	$703.7
Non-GAAP Adjusted Gross Margin	25.8%	25.5%	25.7%	25.3%	27.1%	26.0%

	Nine months ended September 30, 2026				Nine months ended September 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP
Banking
Services net sales	$1,209.2	$—	$(9.1)	$1,200.1	$1,191.7	$—	$—	$1,191.7
Product net sales	751.4	—	(1.0)	750.4	807.3	—	—	807.3
Total Banking net sales	$1,960.6	$—	$(10.1)	$1,950.5	$1,999.0	$—	$—	$1,999.0
Services cost of sales	$925.4	$(17.2)	$(9.8)	$898.4	$905.2	$(8.5)	$—	$896.7
Product cost of sales	517.4	(0.1)	(0.7)	516.6	570.6	(1.4)	—	569.2
Total Banking cost of sales	$1,442.8	$(17.3)	$(10.5)	$1,415.0	$1,475.8	$(9.9)	$—	$1,465.9
Services gross profit	$283.8	$17.2	$0.7	301.7	$286.5	$8.5	$—	$295.0
Product gross profit	234.0	0.1	(0.3)	233.8	236.7	1.4	—	238.1
Total Banking gross profit	$517.8	$17.3	$0.4	$535.5	$523.2	$9.9	$—	$533.1
Services gross margin	23.5%			25.1%	24.0%			24.8%
Product gross margin	31.1%			31.2%	29.3%			29.5%
Total Banking gross margin	26.4%			27.5%	26.2%			26.7%

Retail
Services net sales	$445.0	$—	$—	$445.0	$403.6	$—	$—	$403.6
Product net sales	411.2	—	—	411.2	298.9	—	—	298.9
Total Retail net sales	$856.2	$—	$—	$856.2	$702.5	$—	$—	$702.5
Services cost of sales	$325.9	$(3.5)	$(0.3)	$322.1	$306.6	$(12.1)	$—	$294.5
Product cost of sales	348.3	0.1	—	348.4	237.7	(0.3)	—	237.4
Total Retail cost of sales	$674.2	$(3.4)	$(0.3)	$670.5	$544.3	$(12.4)	$—	$531.9
Services gross profit	$119.1	$3.5	$0.3	$122.9	$97.0	$12.1	$—	$109.1
Product gross profit	62.9	(0.1)	—	62.8	61.2	0.3	—	61.5
Total Retail gross profit	$182.0	$3.4	$0.3	$185.7	$158.2	$12.4	$—	$170.6
Services gross margin	26.8%			27.6%	24.0%			27.0%
Product gross margin	15.3%			15.3%	20.5%			20.6%
Total Retail gross margin	21.3%			21.7%	22.5%			24.3%

Restructuring and other savings initiative expenses incurred during 2026 and 2025 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization and the costs of third-parties assisting with the execution of the program.

Note 2. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$7.1	$41.7	$28.9	$47.0
Income tax expense	5.6	9.6	30.5	12.2
Interest income	(5.6)	(2.1)	(10.6)	(6.1)
Interest expense[5]	26.7	21.8	74.1	65.1
Depreciation and amortization	32.7	33.1	97.1	100.2
EBITDA	66.5	104.1	220.0	218.4
Share-based compensation	4.3	3.0	11.7	9.3
Restructuring and other savings initiative expenses	34.5	12.6	78.2	48.9
Non-core Turkey operation[4]	1.8	—	10.8	—
Impairment of unconsolidated subsidiary	16.9	—	16.9	—
Foreign exchange loss (gain), net	(0.5)	0.8	4.2	41.5
Equity in loss of unconsolidated subsidiaries, net	2.6	1.1	4.7	3.1
Non-routine (income) expense, net	1.7	0.3	1.0	(0.8)
Adjusted EBITDA	$127.8	$121.9	$347.5	$320.4
Adjusted EBITDA as a % of revenue	12.9%	12.9%	12.4%	11.9%
4 - In the first quarter 2026, the Company began to wind down operations of a non-core Turkey operation, which is expected to be completed by the end of 2026. Total net sales for this non-core Turkey operation accounted for 0.3% and 0.4% of total consolidated revenue and contributed a loss to adjusted EBITDA of ~(1.5%) and ~(0.6%) of total consolidated adjusted EBITDA for the three months ended September 30, 2026 and 2025, respectively. Excluding net sales and adjusted EBITDA of the non-core Turkey business, revenue increased by 5.2% and 1.6%, and adjusted EBITDA increased by 4.1% and 4.5% for the three months ended September 30, 2026 and 2025, respectively.
Total net sales for this non-core Turkey operation accounted for 0.4% and 0.6% of total consolidated revenue and contributed a loss to adjusted EBITDA of ~(2.9%) and ~(0.7%) of total consolidated adjusted EBITDA for the nine months ended September 30, 2026 and 2025, respectively. Excluding net sales and adjusted EBITDA of the non-core Turkey business, revenue increased (decreased) by 4.5% and (2.9)% and adjusted EBITDA increased (decreased) by 7.7% and (5.0%) for the nine months ended September 30, 2026 and 2025, respectively.
5 - Amounts include $2.9 and $8.8 for the three and nine months ended September 30, 2026, respectively, primarily related to German pension interest cost.

The Company defines EBITDA as net income (loss) excluding income tax benefit (expense), net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange loss (gain), net, equity in earnings (loss) of unconsolidated subsidiaries, net, restructuring and other savings initiative expenses, wind down of a non-core Turkey business operation, impairment of our investment in an unconsolidated Chinese subsidiary as the company explores strategic options related to that investment, and other non-routine (income) expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.2 and $1.4 for the three months ended September 30, 2026 and 2025, respectively and $3.5 and $3.4 for the nine months ended September 30, 2026 and 2025, respectively, of amortization of cloud-based software implementation which represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	September 30, 2026	December 31, 2025	September 30, 2025
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$184.9	$416.4	$280.0
Debt instruments	(976.4)	(970.7)	(967.8)
Net debt (Non-GAAP measure)	$(791.5)	$(554.3)	$(687.8)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of GAAP net income (loss) attributable to Diebold Nixdorf, Incorporated to adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Three months ended
	September 30, 2026		September 30, 2025
($ in millions, except per share data)	$	EPS[5]	$	EPS[5]
Net income	$7.1	$0.21	$41.7	$1.13
Net income attributable to noncontrolling interests	0.5	0.01	0.6	0.02
Net income attributable to Diebold Nixdorf	$6.6	$0.19	$41.1	$1.11
Restructuring and other savings initiative expenses	34.5	1.00	12.6	0.34
Non-core Turkey operation	1.8	0.05	—	—
Impairment of unconsolidated subsidiary	16.9	0.49	—	—
Equity in earnings (loss) of unconsolidated subsidiaries, net[6]	2.6	0.08	—	—
Other	1.7	0.05	0.3	0.01
Tax impact of Non-GAAP adjustments	(17.9)	(0.52)	(3.1)	(0.08)
Total adjusted net income (Non-GAAP measure)	$46.7	$1.35	$51.5	$1.39
Net income attributable to noncontrolling interests	0.5	0.01	0.6	0.02
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$46.2	$1.34	$50.9	$1.38
Foreign exchange loss (gain), net[7]	(0.5)	(0.01)	0.8	0.02
Tax impact of foreign exchange gain (loss)	0.5	0.01	(0.4)	(0.01)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$46.2	$1.34	$51.3	$1.39

	Nine months ended
	September 30, 2026		September 30, 2025
($ in millions, except per share data)	$	EPS[6]	$	EPS[6]
Net income (loss)	$28.9	$0.82	$47.0	$1.25
Net income attributable to noncontrolling interests	1.8	0.05	2.0	0.05
Net income (loss) attributable to Diebold Nixdorf	$27.1	$0.77	$45.0	$1.20
Restructuring and other savings initiative expenses	78.2	2.22	48.9	1.30
Non-core Turkey operation	10.8	0.31	—	—
Impairment of unconsolidated subsidiary	16.9	0.48	—	—
Equity in earnings (loss) of unconsolidated subsidiaries, net[7]	2.6	0.07	—	—
Other	1.0	0.03	(0.8)	(0.02)
Tax impact of Non-GAAP adjustments	(32.7)	(0.93)	(17.2)	(0.46)
Total adjusted net income (Non-GAAP measure)	$105.7	$2.99	$77.9	$2.08
Net income attributable to noncontrolling interests	1.8	0.05	2.0	0.05
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$103.9	$2.94	$75.9	$2.02
Foreign exchange loss (gain), net[8]	4.2	0.12	41.5	1.11
Tax impact of foreign exchange gain (loss)	0.3	0.01	(19.2)	(0.51)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$108.4	$3.07	$98.2	$2.62
6 - Calculated using company diluted weighted average shares over the period. Subtotal differences may occur due to rounding.
7 - Represents the loss on an unconsolidated subsidiary following the Company's decision in the third quarter of 2026 to pursue a future exit of the investment.
8 - The foreign exchange loss (gain), net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a volatile dollar and did not impact core operations.

PR_26-4222